Exhibit 23.1

Grant Thornton LLP

1 South Street, Suite 2400

Baltimore, MD 21202-7304

T 410.685.4000

F 410.837.0587

www.GrantThornton.com

Consent of Independent Registered Public Accounting Firm

We have issued our report dated February 26, 2013, with respect to the consolidated financial statements included in the Annual Report of U.S. Silica Holdings, Inc. on Form 10-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statement of U.S. Silica Holdings, Inc. on Form S-8 (File No. 333-179480).

/s/ Grant Thornton LLP

Baltimore, MD

February 26, 2013

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd